UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2016

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2016, the Board of Directors of Molson Coors Brewing Company (the “Company”) appointed Mauricio Restrepo as the Company’s Chief Financial Officer. Mr. Restrepo’s expected start date is May 2, 2016. David Heede, the Company’s current Interim Chief Financial Officer, will return to his prior role as Chief Financial Officer of Molson Coors Europe effective upon Mr. Restrepo’s start date.

Mr. Restrepo, age 51, has served as Senior Vice President and Global Chief Financial Officer of Beam Suntory, Inc., a spirits manufacturer, since 2014. Previously Mr. Restrepo served as Regional Finance Director of SABMiller Europe, a European brewing company, from 2011to 2014 and Chief Financial Officer of SABMiller Latin America from 2006 to 2011.

On March 29, 2016, the Company and Mr. Restrepo executed an offer letter (the “Offer Letter”). The material terms of the Offer Letter include: (i) an annual 2016 base salary of $650,000; (ii) eligibility to earn an annual cash bonus in 2016 targeted at 75% of base salary; (iii) sign-on cash bonuses of up to $1,650,000 designed to assist with the repayment of sign-on obligations and relocation expenses, replace forgone bonus for the first four months of 2016 and replace the value of certain forgone equity awards from Mr. Restrepo’s current employer; (iv) eligibility to receive annual grants of equity awards at a current annual target of $1 million; and (v) certain relocation assistance to move to the Company’s Denver, Colorado headquarters.

In connection with (iv) described above, the Company agreed to grant Mr. Restrepo two special 2016 equity awards as follows:

•	A grant valued at $500,000 of restricted stock units (RSUs) vesting in full on the third anniversary of the grant date; and

•
A grant valued at $500,000 of options to purchase Company Class B common stock (based on the grant date Black-Sholes value) vesting in equal installments on the first, second and third anniversaries of the grant date.

Additionally, to replace the foregone value of his remaining equity awards from his current employer, the Company agreed to grant Mr. Restrepo two special sign-on RSU awards as follows:

•	A grant valued at $1,100,000 of RSUs vesting in full on the first anniversary of the grant date; and

•	A grant valued at $1,200,000 of Company RSUs vesting in full on the second anniversary of the grant date.

The vesting of each of the above equity awards will require Mr. Restrepo to be continuously employed by the Company through the applicable vesting date.

Mr. Restrepo will also be eligible to participate in the Company’s benefit plans, including the Severance Pay Plan. Mr. Restrepo will be required to sign a non-compete and confidentiality agreement and his relocation expenses and $1.2 million of his sign-on bonus will be subject to repayment if he voluntarily leaves employment of the Company or is terminated for cause (with respect to the sign-on bonus) within 24 months of his start date.

The foregoing description of Mr. Restrepo’s Offer Letter is qualified in its entirety by reference to Mr. Restrepo’s Offer Letter, a copy of which is attached as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Mauricio Restrepo and Molson Coors Brewing Company

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	March 31, 2016	By:	/s/ E. Lee Reichert
E. Lee Reichert
Deputy General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Offer Letter between Mauricio Restrepo and Molson Coors Brewing Company